CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Leucadia National Corporation on (i) Form S-8 (File No. 2-84303), (ii) Form S-8 and S-3 (File No. 33-6054), (iii) Form S-8 and S-3 (File No. 33-26434), (iv)
Form S-8 and Form S-3 (File No. 33-30277), (v) Form S-8 (File No. 33-61682) and
(vi) Form S-8 (File No. 33-61718) of our report dated March 8, 1999, on our audits of the consolidated financial statements and financial statement schedules of Leucadia National Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.



                                               PricewaterhouseCoopers LLP


New York, New York
March 16, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Leucadia National Corporation on (i) Form S-8 (File No. 2-84303), (ii) Form S-8 and S-3 (File No. 33-6054), (iii) Form S-8 and S-3 (File No. 33-26434), (iv)
Form S-8 and Form S-3 (File No. 33-30277), (v) Form S-8 (File No. 33-61682) and
(vi) Form S-8 (File No. 33-61718) of our report dated January 27, 1999, with respect to our audit of the financial statements of Gotham Partners Acquisition I, L.P. as of December 31, 1998 and for the year then ended, included in this Annual Report on Form 10-K for the year ended December 31, 1998.




                                          ERNST & YOUNG LLP


New York, New York
March 16, 1999









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